[Letterhead of Thelen Reid & Priest LLP]



                                                                     EXHIBIT 5.2


                                         May 21, 2002


DQE, Inc.
411 Seventh Avenue
Pittsburgh, Pennsylvania  15219

DQE Capital Corporation
411 Seventh Avenue
Pittsburgh, Pennsylvania 15219


Ladies and Gentlemen:

         We are acting as special counsel for DQE, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania ("DQE") and DQE Capital Corporation, a corporation organized under the laws of the State of Delaware ("DQE Capital"), in connection with the proposed issuance and sale from time to time of up to $500,000,000 in aggregate principal amount of securities, including (a) shares of DQE's Common Stock, no par value ("Common Stock"), (b) unsecured debt securities of DQE ("DQE Debt Securities"), (c) unsecured debt securities of "DQE Capital" ("DQE Capital Debt Securities"), and (d) guarantees by DQE as to payment of principal, interest and premium, if any, on the DQE Capital Debt Securities (the "Guarantees"); such DQE Debt Securities to be issued under an Indenture, as amended and supplemented by one or more supplements (the "DQE Indenture"), of DQE to Bank One Trust Company, NA, as trustee (the "DQE Trustee"), and such DQE Capital Debt Securities and such Guarantees to be issued under an Indenture, as amended and supplemented (the "DQE Capital Indenture"), of DQE Capital and DQE to Bank One Trust Company, NA, as trustee (the "Trustee"), all as contemplated by the Registration Statement on Form S-3 filed by DQE and DQE Capital with the Securities and Exchange Commission (the "Commission") on April 5, 2002 in File Nos. 333-85612 and 333-85612-01, as amended by Pre-Effective Amendment No. 1 thereto proposed to be filed by DQE and DQE Capital with the Commission on or about the date hereof and as may be further amended (the "Registration Statement"), for the registration of such securities and the Guarantees under the Securities Act of 1933, as amended (the "Act"), and for the qualification under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") of the DQE Indenture and the DQE Capital Indenture.

         We have examined such corporate records, certificates and other documents and have reviewed such questions of law as we have considered necessary or appropriate for purposes of the opinions expressed below. Based on such examination and review, we advise you as follows:

         We are of the opinion that DQE Capital is a corporation duly organized and validly existing under the laws of the State of Delaware.

         We are further of the opinion that the Common Stock will be validly issued, fully paid and non-assessable, when:

         (a) the Registration Statement shall have become effective under the Act;

         (b) DQE's Board of Directors, or a duly authorized committee thereof ("DQE Board"), shall have taken such action as may be necessary to authorize DQE's issuance and sale of the Common Stock on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and any prospectus supplement relating to Common Stock; and

         (c) the Common Stock shall have been issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts and proceedings referred to above.

         We are further of the opinion that DQE Debt Securities will be legal, valid and binding obligations of DQE, enforceable in accordance with their terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws, and to general principles of equity, when:

         (a) the Registration Statement shall have become effective under the Act, and the DQE Indenture shall have become qualified under the Trust Indenture Act;

         (b) the DQE Indenture shall have been duly authorized, executed and delivered by DQE, and the DQE Trustee;

         (c) the DQE Board shall have taken such action as may be necessary to authorize DQE's issuance and sale of the DQE Debt Securities, on the terms set forth in or contemplated by the Registration Statement and any prospectus supplement relating to DQE Debt Securities, and to authorize the proper officers of DQE to take such other action as may be necessary in connection with the consummation of the issuance and sale of DQE Debt Securities from time to time;

         (d) DQE shall have duly established the terms of the DQE Debt Securities and executed the DQE Debt Securities in accordance with the applicable provisions of the DQE Indenture and all necessary corporate authorizations;

         (e) the DQE Trustee shall have duly authenticated the DQE Debt Securities in accordance with the applicable provisions of the DQE Indenture; and

         (f) DQE shall have issued, sold and delivered the DQE Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

         We are further of the opinion that the DQE Capital Debt Securities will be legal, valid and binding obligations of DQE Capital and that the Guarantees will be legal, valid and binding obligations of DQE, each enforceable in accordance with its terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws, and to general principles of equity, when:

         (a) the Registration Statement shall have become effective under the Act, and the DQE Capital Indenture shall have become qualified under the Trust Indenture Act;

         (b) DQE Capital's Board of Directors, or a duly authorized committee thereof ("DQE Capital Board"), shall have taken such action as may be necessary to authorize DQE Capital's issuance and sale of the DQE Capital Debt Securities and the DQE Board shall have taken such action as may be necessary to authorize the Guarantees, in each case on the terms set forth in or contemplated by the Registration Statement and any prospectus supplement relating to DQE Capital Debt Securities and Guarantees, and to authorize the proper officers of DQE Capital and DQE to take such other action as may be necessary in connection with the consummation of the issuance and sale of the DQE Capital Debt Securities from time to time;

         (c) DQE Capital shall have duly established the terms of the DQE Capital Debt Securities and executed the DQE Capital Debt Securities in accordance with the applicable provisions of the DQE Capital Indenture and all necessary corporate authorizations;

         (d) DQE shall have duly executed and delivered the Guarantees in accordance with the applicable provisions of the DQE Capital Indenture and all necessary corporate authorizations;

         (e) the Trustee shall have duly authenticated the DQE Capital Debt Securities and the Guarantees endorsed thereon, in accordance with the applicable provisions of the DQE Capital Indenture; and

         (f) DQE Capital shall have issued, sold and delivered the DQE Capital Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

         The foregoing opinions do not pass upon the matter of compliance with "blue sky" laws or similar laws relating to the sale or distribution of the Securities by any underwriters or agents.

         We hereby authorize and consent to the use of this opinion as
Exhibit 5.2 to the Registration Statement, and authorize and consent to the reference to our firm in the Registration Statement and in the prospectus constituting a part thereof.

         This opinion is limited to the laws of the State of New York, the Delaware general corporation law (including applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting Delaware corporate law) and the federal laws of the United States of America. As to all matters governed by the laws of the Commonwealth of Pennsylvania, we have relied upon the opinion of even date herewith of David R. High, Esq., Vice President and General Counsel of DQE, Inc., holder of all the issued and outstanding shares of common stock of DQE Capital Corporation, which is being filed as
Exhibit 5.1 to the Registration Statement.

         In rendering his opinion, Mr. High may rely upon this opinion as to all matters of New York law addressed herein as if this opinion were addressed directly to him. Except as aforesaid, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                         Very truly yours,

                                         /s/ Thelen Reid & Priest LLP

                                         THELEN REID & PRIEST LLP

                                       3